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                                                                   EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 1997 (except with respect to the matter discussed in Note 12, as to which the date is April 6, 1997), included in MESA Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

Dallas, Texas
June 11, 1997